UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2020
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Tandem Diabetes Care, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-36189	20-4327508
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
11075 Roselle Street			92121
San Diego	California		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 366-6900
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	TNDM	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Edward L. Cahill as Director

On December 11, 2020, Edward L. Cahill, one of the non-employee directors of the Tandem Diabetes Care, Inc. (the “Company”), tendered his resignation from the Company’s Board of Directors (the “Board”) effective December 31, 2020, which has been accepted by the Board. Mr. Cahill has served on the Board since 2009. Mr. Cahill did not resign as a result of any disagreement with the Company on any matter relating to its operations, policies or practices.

(d) Appointment of Raj Sodhi as Director

On December 11, 2020, the Board elected Rajwant (“Raj”) Singh Sodhi, age 47, to the Board, effective January 1, 2021. Mr. Sodhi will fill the vacancy created following Mr. Cahill’s resignation and serve as a Class II director, with a term that expires at the Annual Meeting of Stockholders of the Company to be held in 2021 or until his earlier resignation or removal. The Board has approved Mr. Sodhi’s appointment to the Audit Committee. The Board has affirmatively determined that Mr. Sodhi qualifies as an “independent director” under the NASDAQ Listing Rules.

Mr. Sodhi has served as the president of ResMed Inc.’s software as a service (“SaaS”) business since July 2017. He was previously ResMed’s president of healthcare informatics (“HI”), leading the development of ResMed’s HI solutions and ResMed itself to its current standing as a global digital health leader, with an expanding portfolio of device- and SaaS-based offerings. He joined ResMed in 2012 through the acquisition of Umbian Inc., of which he was co-founder and president. Prior to that, Mr. Sodhi worked in the financial services industry, designing, developing and managing SaaS solutions. He was senior vice president of business development and chief technology officer for Skipjack Financial Services, and co-founder and chief technology officer of TransActive Ecommerce Solutions. Mr. Sodhi holds a Master of Business Administration and a Bachelor of Science in mathematics and statistics from Dalhousie University in Halifax, Nova Scotia. The Board believes Mr. Sodhi’s experience in global informatics, software service technology and e-commerce business solutions across the healthcare, financial, and telecom industries brings to the Board critical skills related to advancing the Company’s ecosystem of data-driven products and services, which qualify him to serve as one of the Company’s directors.

In Mr. Sodhi’s role as director he will be eligible to participate in the director compensation plans and arrangements available to the Company’s other independent directors. The Company’s director compensation program is described under the caption “Director Compensation” in the Company’s proxy statement for its 2020 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 15, 2020. In addition, Mr. Sodhi and the Company will enter into the Company’s standard form indemnification agreement.

Other than the aforementioned items, there are no arrangements or understandings between Mr. Sodhi and any other person pursuant to which Mr. Sodhi was elected as a director. There are no family relationships between Mr. Sodhi and any director or executive officer of the Company, and Mr. Sodhi has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits.
(d)     Exhibits.

Number	Description
99.1	Press release of Tandem Diabetes Care, Inc. dated December 14, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B. Berger
Executive Vice President, Chief Business Operations & Compliance Officer
Date: December 14, 2020

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